ITEM 77 Q1 Exhibits

[for Form N-SAR for Tax Exempt Funds]

The Investment Advisory Agreement by and between the Registrant, First Investors Income Funds, First Investors Equity Funds and First Investors Life Series Funds and First Investors Management Company, Inc., made as of January 19, 2011, is incorporated by reference to Post-Effective Amendment No. 36 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on April 28 2011, Accession No. 0000898432-11-000600.